UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2018

INTEGRATED DEVICE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	00-12695	94-2669985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6024 Silver Creek Valley Road

San Jose, California

(Address of principal executive offices)

95138

(Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 10, 2018, Integrated Device Technology, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Renesas Electronics Corporation, a Japanese corporation (“Renesas”). The Merger Agreement and the Merger (as defined below) have been approved by the boards of directors of the Company and Renesas

Structure. The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, a wholly owned direct subsidiary of Renesas (to be formed following the Agreement Date as a Delaware corporation) (“Merger Sub”) will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a direct wholly owned subsidiary of Renesas.

Consideration. At the effective time of the Merger, each outstanding share of common stock, par value $0.001 per share, of the Company (a “Company Share”), other than shares held by stockholders who have validly exercised their appraisal rights under Delaware law, and certain shares owned by the Company, Renesas and their subsidiaries, will be automatically converted into the right to receive $49.00 in cash (the “Per Share Merger Consideration”), without interest.

Effect on Company Equity Awards. At the effective time of the Merger:

•

each option to purchase Company Shares, whether or not vested, will be canceled and converted into the right to receive a cash amount equal to the product of the number of Company Shares subject to such option, and the excess, if any, of the Per Share Merger Consideration over the applicable per share exercise price for such option;

•

each Company RSU that is held by an individual serving as a non-employee director of the Company as of immediately before the effective time (a “Director RSU”) will be canceled and converted into the right to receive a cash amount equal to the product of (1) the Per Share Merger Consideration and (2) the number of Company Shares subject to such Company RSU;

•

each Company RSU that is granted before the date of the Merger Agreement but excluding (i) the portion of any Company RSU that, in the absence of the transactions contemplated by the Merger Agreement, is scheduled to vest in calendar year 2019, if the effective time occurs prior to May 15, 2019, (ii) the portion of any Company RSU that, in the absence of the transactions contemplated by the Merger Agreement, is scheduled to vest in calendar year 2020, and (iii) one half of each Company RSU that, in the absence of the transactions contemplated by the Merger Agreement, is scheduled to vest in calendar year 2021 (each, an “Accelerated RSU”) will be will be assumed and converted into a number of Japanese Yen options issued pursuant to Renesas’s Renesas Electronics Corporation Stock Options for FY2018 (Series No. 2) Terms and Conditions (including the Stock Options Allotment Agreement) (a “Renesas One Yen Option”) equal to (X) the product of (i) the number of shares of Company Common Stock subject to such Company RSU

(or portion thereof) and (ii) the quotient obtained by dividing (A) the Per Share Merger Consideration by (B) the Average Parent Stock Price (as defined in the Agreement), rounded down to the nearest whole number of shares, plus (Y) a cash payment on the date of exercise of such Renesas One Yen Options equal to the aggregate exercise price that would be due upon such exercise, plus any taxes due on the Renesas One Yen Option exercise price and any additional amounts necessary to make the holder whole on an after-tax basis with respect to the Renesas One Yen Option exercise price;

•

each outstanding Company RSU that is not an Accelerated RSU or Director RSU will be assumed and converted into a Renesas One Yen Option having and subject to substantially similar terms and conditions (including vesting and forfeiture) as were applied immediately prior to the effective time for that number of whole Renesas One Yen Options equal to (1) the product of (a) the number of Company RSUs held by such holder as of immediately prior to the effective time and (b) the quotient obtained by divided (i) the Per Share Merger Consideration and (ii) the average closing price of Renesas’s common stock on the Tokyo Stock Exchange for the ten trading days ending on the second trading day immediately preceding (but not including) the closing date, rounded down to the nearest whole number of shares plus (2) a cash payment on each date of exercise of such Renesas One Yen Options equal to the aggregate exercise price that would be due upon such exercise, plus any taxes due on such exercise price and any additional amounts necessary to make the holder whole on an after-tax basis with respect to such exercise price;

•

each Company performance stock unit award (a “Company PSU”) will be canceled and converted into the right to receive a cash amount equal to the product of (1) the Per Share Merger Consideration and (2) the number of Company Shares subject to such Company PSU (determined based on the greater of target and actual achievement of the goals applicable to such Company PSU as of immediately prior to the effective time); and

•

In addition, Renesas may, in its discretion, and will in certain circumstances, in lieu of issuing Renesas One Yen Options for the Accelerated RSUs, Director RSUs and Company PSUs, pay an amount in cash equal to the product of (1) the Per Share Merger Consideration and (2) the number of Company Shares subject to such Director RSU, Accelerated RSU or Company PSU (or portion thereof).

Covenants, Representations and Warranties. Each of the Company and Renesas have made customary representations, warranties and covenants in the Merger Agreement. The Company has made covenants, among others, relating to the conduct of its business prior to the closing of the Merger, including with respect to making acquisitions or conducting divestitures, incurring debt, making capital expenditures, certain litigation matters, and restrictions on employee compensation. The Company and Renesas made certain other customary covenants in the Merger Agreement. Renesas has also, subject to certain exceptions, agreed to provide Company employees continuing with Renesas after the Merger with comparable salaries, wages and benefits provided to such employees prior to the closing.

The Merger Agreement contains customary non-solicitation restrictions prohibiting the Company from soliciting alternative acquisition proposals from third parties or providing information to or participating in discussions or negotiations with third parties regarding alternative acquisition proposals, subject to customary exceptions relating to proposals that would reasonably be expected to lead to a superior proposal (as described in the Merger Agreement).

The Merger Agreement also contains covenants regarding the Company and Renesas using their respective reasonable best efforts to obtain all required governmental and regulatory consents and approvals.

Conditions to Merger. The closing of the Merger is subject to certain conditions, including, among others, (a) adoption of the Merger Agreement by at least a majority of all outstanding Company Shares, (b) the absence of certain laws, orders, judgments and injunctions that restrain, enjoin or otherwise prohibit the consummation of the Merger, (c) expiration or termination of the applicable Hart-Scott-Rodino Act waiting period and receipt of specified governmental and regulatory consents and approvals, (d) subject to certain exceptions, the accuracy of representations and warranties with respect to the businesses of the Company and Renesas and compliance in all material respects by the Company, Renesas and Merger Sub with their respective covenants contained in the Merger Agreement, and (e) the absence of a material adverse effect on the Company’s business. Consummation of the Merger is not subject to a financing condition.

Termination Rights. The Merger Agreement contains certain customary termination rights by either the Company or Renesas, including if the Merger is not consummated by June 10, 2019, subject to two (2) three-month extensions in order to obtain required regulatory approvals.

If the Merger Agreement is terminated under certain circumstances, including termination by the Company to enter into a superior alternative transaction, a termination by Renesas following an adverse recommendation change of the Company’s board of directors or a termination by Renesas as a result of a willful material breach of the Merger Agreement’s no-solicitation obligations by the Company, the Company will be obligated to pay to Renesas a termination fee equal to $166.4 million in cash. If the Merger Agreement is terminated under certain circumstances involving the failure to obtain certain regulatory approvals, including the approval of the Merger by the Committee on Foreign Investment in the United States, Renesas will be obligated to pay the Company a termination fee equal to $166.4 million in cash.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Renesas. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 10, 2018, the Company’s board of directors determined that it was in the best interests of the Company and its stockholders to amend the Amended and Restated Bylaws of the Company (the “Bylaws”) and by resolution authorized, approved and adopted an amendment to the Bylaws (the “Bylaws Amendment”). The Bylaws Amendment became effective immediately upon its adoption. The Bylaws Amendment provides that the chairman of any meeting of stockholders shall have the power to convene the meeting on the meeting date and to recess and/or adjourn the meeting to a later time or date for any reason, and other such rights as specified in the Bylaws Amendment.

The foregoing description of the Bylaws Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Bylaws Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 10, 2018, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving IDT and Renesas. In connection with the proposed transaction, IDT plans to file with the Securities and Exchange Commission (“SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. IDT may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by IDT with the SEC. BEFORE MAKING ANY VOTING DECISION, IDT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY IDT WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of the proxy statement and other documents IDT files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. IDT makes available free of charge at www.idt.com (in the “Investors” section), copies of materials it files with, or furnishes to, the SEC.

Participants in the Solicitation

IDT and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from IDT’s stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of IDT’s directors and executive officers in IDT’s Annual Report on Form 10-K for the fiscal year ended April 1, 2018, which was filed with the SEC on May 18, 2018, and its definitive proxy statement for the 2018 annual meeting of stockholders, which was filed with the SEC on July 30, 2018. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and IDT’s website at www.idt.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain information which may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events that are based on current expectations, estimates, forecasts and projections. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. All statements other than statements of historical fact or relating to present facts or current conditions included in this communication are forward-looking statements. Such forward-looking statements include, among others, IDT’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “goals,” “intend,” “likely,” “may,” “might,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and variations of such words and similar expressions.

Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect IDT’s business and the price of the common stock of IDT, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of IDT and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on IDT’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from IDT’s ongoing business operations (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction; (viii) unexpected costs, charges or expenses resulting from the proposed transaction; and (ix) other risks described in IDT’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

Any forward-looking statement made in this communication speaks only as of the date on which it is made. You should not put undue reliance on any forward-looking statements. IDT undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 10, 2018, by and between Renesas Electronics Corporation and Integrated Device Technology, Inc. (filed herewith)*

3.1	Amendment to Amended and Restated Bylaws of Integrated Device Technology, Inc., dated September 10, 2018.

99.1	Press Release, dated September 10, 2018 (furnished herewith)

*

The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED DEVICE TECHNOLOGY, INC.

Date: September 10, 2018	By:	/s/ Brian C. White
	Name:	Brian C. White
	Title:	Senior Vice President and Chief Financial Officer (duly authorized officer)